Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-3 of our report dated April 14, 2014 relating to the consolidated financial statements of TapImmune Inc. for the fiscal year ended December 31, 2013, and to the reference to our firm under the caption "Experts" in the related Prospectus of TapImmune Inc., for the registration of shares of its common stock.

/s/ Dale Matheson Carr-Hilton Labonte LLP
DALE MATHESON CARR-HILTON LABONTE LLP
Chartered Accountants
Vancouver, Canada
May 20, 2014